                                                                    EXHIBIT 23-b

                                CONSENT OF EXPERT

         I consent to the references to me under the headings "Item 1. Business-Environmental Matters" and "Item 3. Legal Proceedings" in the Annual Report on Form 10-K of Meritor Automotive, Inc. ("Meritor") for the year ended September 30, 1997, and under the heading "Chief Financial Officer's Review - Management's Discussion and Analysis - Environmental Matters" in Meritor's Annual Report to Shareowners, incorporated by reference in the Form 10-K. I also consent to the incorporation by reference of such references into Meritor's Registration Statement on Form S-8 (Registration No. 333-35403) pertaining to the Meritor Savings Plan and Meritor's Registration Statement on Form S-8 (Registration No. 333-35407) pertaining to the Meritor 1997 Long-Term Incentives Plan.

                                             /s/ David W. Greenfield
                                             --------------------------------
                                                     David W. Greenfield
                                                    Senior Vice President,
                                             General Counsel and Secretary of
                                                   Meritor Automotive, Inc.

Date:  December 19, 1997